Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2007 relating to the financial statements, which appears in Glu Mobile Inc.’s prospectus filed on March 22, 2007 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (No. 333-139493) filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 21, 2007